                                                                    EXHIBIT 99.7

REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Chi-Town Partners, L.P.
and St. Elmo's Partners, L.P.:

    We have audited the accompanying combined balance sheet of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. as of December 31, 1996 and the related combined statements of income, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the management of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Chi-Town Partners, L.P. and St. Elmo's Partnership, L.P. as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 31, 1997, except for Note 8
  as to which the date is July 16, 1997

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)
COMBINED BALANCE SHEETS
JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
ASSETS
Investments in real estate, at cost:
  Land.............................................................................  $   4,227,379  $   4,227,379
  Buildings........................................................................     24,689,163     24,704,079
  Furniture, fixtures and equipment................................................      6,132,878      6,115,468
  Tenant improvements..............................................................        904,091        744,172
  Construction-in-progress.........................................................        967,703         71,674
                                                                                     -------------  -------------
                                                                                        36,921,214     35,862,772
  Less accumulated depreciation....................................................     (5,089,379)    (4,094,571)
                                                                                     -------------  -------------
    Total real estate, net.........................................................     31,831,835     31,768,201
Cash and cash equivalents..........................................................      2,189,555      3,438,483
Accounts and notes receivable, net of allowance of $15,994 and $17,500 as of June
  30, 1997 and December 31, 1996, respectively.....................................        989,526        588,099
Due from affiliate.................................................................            205             --
Prepaid expenses and other assets..................................................        191,473         87,343
Goodwill, net of accumulated amortization of $301,222 and $248,772 as of June 30,
  1997 and December 31, 1996, respectively                                               1,248,778      1,300,278
Deferred costs, net of accumulated amortization of $420,040 and $314,852 as of June
  30, 1997 and December 31, 1996, respectively.....................................        692,844        769,464
                                                                                     -------------  -------------
    Total assets...................................................................  $  37,144,216  $  37,951,868
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage note payable............................................................  $  15,284,994  $  15,499,994
  Accounts payable and accrued expenses............................................      2,644,380      2,785,546
  Due to affiliates................................................................          3,905        277,822
  Other liabilities................................................................         77,299         83,153
                                                                                     -------------  -------------
    Total liabilities..............................................................     18,010,578     18,646,515
Commitments and contingencies
Partners' capital..................................................................     19,133,638     19,305,353
                                                                                     -------------  -------------
    Total liabilities and partners' capital........................................  $  37,144,216  $  37,951,868
                                                                                     -------------  -------------
                                                                                     -------------  -------------

The accompanying notes are an integral part of these combined financial statements.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)
COMBINED STATEMENTS OF INCOME
FOR THE SIX-MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  -------------
                                                                                       (UNAUDITED)
Revenues:
  Hotel operations...................................................................  $  8,639,121  $  16,366,213
  Office rental income...............................................................       541,178      1,216,726
  Parking operations.................................................................       409,459        873,685
  Other..............................................................................       388,350        812,642
                                                                                       ------------  -------------

      Total revenues.................................................................     9,978,108     19,269,266
                                                                                       ------------  -------------

Expenses:
  Hotel operating....................................................................     5,753,770     11,149,622
  Office operating...................................................................       257,834        548,328
  Parking operating..................................................................       276,469        515,878
  Real estate taxes..................................................................       634,982      1,188,984
  Interest...........................................................................       775,438      1,460,069
  Depreciation.......................................................................       994,808      1,993,885
  Amortization.......................................................................       156,522        272,048
                                                                                       ------------  -------------

      Total expenses.................................................................     8,849,823     17,128,814
                                                                                       ------------  -------------

Net income...........................................................................  $  1,128,285  $   2,140,452
                                                                                       ------------  -------------
                                                                                       ------------  -------------

The accompanying notes are an integral part of these combined financial statements.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)
COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE SIX-MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 1996

Balance, December 31, 1995..................................................... $20,339,901
Distributions..................................................................  (3,175,000)
Net income.....................................................................   2,140,452
                                                                                 ----------
Balance, December 31, 1996.....................................................  19,305,353
Distributions (unaudited)......................................................  (1,300,000)
Net income (unaudited).........................................................   1,128,285
                                                                                 ----------
Balance, June 30, 1997 (unaudited)............................................. $19,133,638
                                                                                 ----------
                                                                                 ----------

The accompanying notes are an integral part of these combined financial statements.

CHI-TOWN PARTNERS, L.P.
AND ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)
COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................................................  $   1,128,285  $   2,140,452
  Adjustments to reconcile net income to cash provided
    by operating activities:
    Loss on disposition of fixed asset.............................................       --                2,399
    Depreciation and amortization..................................................      1,151,330      2,265,933
    Provision for bad debts........................................................          4,631         10,000
  Changes in assets and liabilities:
    Increase in accounts receivable................................................       (406,058)       (74,444)
    Increase due from affiliate....................................................           (205)      --
    Decrease (increase) in prepaid and other assets................................       (104,130)       117,915
    Increase (decrease) in accounts payable and accrued expenses...................       (141,166)       741,375
    Increase (decrease) in amounts due to affiliates...............................       (273,917)        86,631
    Increase (decrease) in other liabilities.......................................         (5,854)         4,715
                                                                                     -------------  -------------
        Net cash provided by operating activities..................................      1,352,916      5,294,976
                                                                                     -------------  -------------
Cash flows from investing activities:
  Additions to property and equipment..............................................     (1,058,442)    (1,712,080)
  Increase in deferred costs and other.............................................        (28,402)      (133,894)
                                                                                     -------------  -------------
        Net cash used in investing activities......................................     (1,086,844)    (1,845,974)
                                                                                     -------------  -------------
Cash flows from financing activities:
  Proceeds from mortgage note payable..............................................       --              128,706
  Repayment of mortgage note payable...............................................       (215,000)      (380,000)
  Distributions to partners........................................................     (1,300,000)    (3,175,000)
                                                                                     -------------  -------------
        Net cash used in financing activities......................................     (1,515,000)    (3,426,294)
                                                                                     -------------  -------------
Increase (decrease) in cash........................................................     (1,248,928)        22,708
Cash and cash equivalents, beginning of year.......................................      3,438,483      3,415,775
                                                                                     -------------  -------------
Cash and cash equivalents, end of year.............................................  $   2,189,555  $   3,438,483
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Supplemental cash flow information:
  Cash paid for interest...........................................................  $     725,658  $   1,466,292
                                                                                     -------------  -------------
                                                                                     -------------  -------------

The accompanying notes are an integral part of these combined financial statements.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(Delaware Limited Partnerships)

Notes to Combined Financial Statements

1. PARTNERSHIPS ORGANIZATION AND OPERATIONS:

    Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. (together, "the Partnerships") were formed to acquire, own and operate real estate operations. The financial statements are presented on a combined basis due to common ownership and control.

    The percentage interest of the general and limited partners of Chi-Town Partners, L.P. at December 31, 1996 are as follows:

                                                                                    PERCENTAGE
                                                                                     INTEREST
                                                                                    -----------
General Partners:
  AG Chi-Town Acquisition Corp....................................................         .50%
  AE-Huron, Inc...................................................................         .50%
Limited Partners:
  AG Chi-Town Partners, L.P.......................................................       97.00%
  AE-Huron Associates, L.P........................................................        2.00%
                                                                                    -----------
                                                                                        100.00%
                                                                                    -----------
                                                                                    -----------

    Net losses of Chi-Town Partners, L.P. are allocated as follows:

        (a) First, to those partners who were previously allocated income in accordance with their percentage interests to the extent of and in proportion to such allocations which have not been previously eliminated by prior loss allocations.

        (b) Second, to all partners in accordance with their percentage interests, except that no losses are allocated to the limited partners if such allocation causes or increases a deficit capital account balance of the limited partners ("Excess Losses"). Such losses which cannot be allocated to the limited partners are allocated to the general partners.

    Net profits of the Chi-Town Partners, L.P. are allocated as follows:

        (a) First, to the general partners to the extent of prior Excess Losses not previously eliminated through allocations of income.

        (b) Second, to all partners in proportion to and to the extent of prior losses allocated to them not previously eliminated through prior allocations of income.

        (c) Third, to all partners in accordance with their percentage interests.

    Cash distributions are distributable among the partners according to their percentage interests.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. PARTNERSHIPS ORGANIZATION AND OPERATIONS: (CONTINUED)
    The percentage interests of the general and limited partners of St. Elmo's Partners, L.P. at December 31, 1996 are as follows:

                                                                                    PERCENTAGE
                                                                                     INTEREST
                                                                                    -----------
General partners:
  St. Elmo's Acquisition Corp.....................................................         .50%
  AE--Georgetown, Inc.............................................................         .50%
Limited partners:
  AG St. Elmo's Partners, L.P.....................................................       94.43%
  AE--Georgetown Associates, L.P..................................................        4.57%
                                                                                    -----------
                                                                                        100.00%
                                                                                    -----------
                                                                                    -----------

    Net losses of the St. Elmo's Partners, L.P. are allocated as follows:

        (a) First, to those partners who were previously allocated income in accordance with their percentage interest to the extent of and in proportion to such allocations which have not been previously eliminated by prior loss allocations.

        (b) Second, to all partners in accordance with their percentage interests, except that no losses are allocated to the limited partners if such allocation causes or increases a deficit capital account balance of the limited partners ("Excess Losses"). Such losses which cannot be allocated to the limited partners are allocated to the general partners.

    Net profits of the St.Elmo's Partners, L.P. are allocated as follows:

        (a) First, to the general partners to the extent of prior Excess losses not previously eliminated through allocations of income.

        (b) Second, to all partners in proportion to and to the extent of prior losses allocated to them not previously eliminated through prior allocations of income.

        (c) Third, to all partners in accordance with their percentage interests.

    Pursuant to the partnership agreement, distributions of cash flow are generally allocated in accordance with the partners' percentage interests. However, pursuant to the terms of a separate agreement between St. Elmo's Partners, L.P. and the operating general partner, St. Elmo's Partners, L.P. is obligated to make an additional distribution to the operating general partner during any period in which the minimum required internal rate of return, as defined in the agreement, is achieved and a cash flow distribution is made to the partners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents include all cash balances and highly liquid investments having initial maturities of three months or less.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT:

    Property and equipment are recorded at cost for both Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. Chi-Town Partners, L.P. property and equipment includes interest on funds borrowed to finance the renovation. Cost of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred. When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts and any resultant gains or losses are reflected in income for the period.

    Depreciation is computed using the estimated useful lives of the assets. For buildings and improvements, depreciation is computed on the straight-line basis over 39 years. Depreciation of furniture, fixtures and equipment is computed using the 200% declining balance method, over a 3 to 7 year period.

    During 1996, the Partnerships adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The adoption of this pronouncement had no material effect on the financial position or results of operations of the Partnerships.

    DEFERRED COSTS:

    Deferred costs are recorded at cost and consist of Partnership organization costs, deferred leasing costs, franchise fees and deferred loan costs. Amortization of deferred costs is on a straight-line basis over the following periods:

Organization costs...................  60 months
Deferred leasing costs...............  Underlying lease terms
Franchise Fee........................  245 months
Deferred loan costs..................  Life of the loan

    REVENUE RECOGNITION:

    Revenue is recognized from rooms, restaurant, parking, offices and other ancillary services as earned.

    INCOME TAXES:

    The taxable income or loss of the Partnerships are included in the income tax returns of the partners; accordingly, no provision for income tax expense or benefit is reflected in the accompanying combined financial statements.

    The Partnerships' tax returns and the amount of allocable profits or losses are subject to examination by Federal and state taxing authorities. The tax liability of the partners could be modified if such an examination resulted in changes to the Partnerships profits or losses.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    CREDIT RISK:

    In the normal course of business, the Partnerships grant credit to office tenants and hotel customers who are primarily either tourists or corporate travelers. The Partnerships primarily invest their excess cash at federally insured commercial banks or brokerage houses in interest-bearing instruments. Cash available in these accounts may, at times, exceed FDIC and SIPC insurance limits.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    For instruments including cash, accounts receivable and payable and accruals, it was assumed that the carrying amount approximated fair value because of their short maturity. The carrying amount of the mortgage notes payable are assumed to approximate fair value because they bear interest at a floating rate.

    ACQUISITION OF THE GEORGETOWN INN HOTEL:

    Upon St. Elmo's Partners, L.P. acquiring The Georgetown Inn Hotel in Washington, D.C. the purchase price was allocated to assets and liabilities acquired based on their estimated fair values. This resulted in approximately $1,550,000 of cost in excess of net tangible assets acquired, which is being amortized on a straight-line basis over 15 years.

    USE OF ESTIMATES:

    The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED COMBINED FINANCIAL STATEMENTS:

    The unaudited combined balance sheet as of June 30, 1997 and the unaudited combined statements of income, changes in partners' capital and cash flows for the six months ended June 30, 1997, in the opinion of management, have been prepared on the same basis as the audited combined financial statements and include all significant adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of these interim periods. Operating results for the six month period ended June 30, 1997 is not necessarily indicative of the results for the entire year.

3. RELATED PARTIES:

    Chi-Town Partners L.P. has engaged an affiliate of the operating general partner to perform property management and other services for Chi-Town Partners, L.P. Pursuant to the management agreement between the parties, the affiliate receives the following fees:

    - A Base Annual Management Fee of 3% of the Gross Operating Revenues received by the Partnership, as defined in the agreement. For the six-months ended June 30, 1997 and the year ended December 31, 1996, $211,630 and $388,217 has been charged to expense of which $194,111 and $354,240 is included in hotel operating expenses and $17,519 and $33,977 is included in office operating expenses, respectively.

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. RELATED PARTIES: (CONTINUED)
      In addition, for each Fiscal Year beginning with July 1, 1994, Chi-Town Partners, L.P. shall pay the affiliate an Incentive Fee equal to 10% of the amount by which Operating Profit, as defined in the agreement, for such Fiscal Year exceeds the Operating Profit Hurdle with respect to such Fiscal Year, but in no event shall the sum of the Base Annual Management Fee plus the Incentive Fee exceed 4% of the Gross Operating Revenues for such Fiscal Year.

    If the Operating Profit for a Fiscal Year is less than the Operating Profit Hurdle with respect to such Fiscal Year, the Base Annual Management Fee shall be reduced by an amount equal to 10% of such difference, but in no event shall the Base Annual Management Fee be less than 2% of Gross Operating Revenues for such Fiscal Year.

Operating Profit Hurdles are as follows:

                           FISCAL YEAR                                 OPERATING PROFIT
                         ENDING JUNE 30,                                    HURDLE
                         ----------------                           ----------------------
   1996...........................................................       $  4,574,759
   1997...........................................................          5,211,617
   1998...........................................................          5,712,092

    For the fiscal year ended June 30, 1996, the Operating Profit Hurdle was achieved;. accordingly, the Chi-Town Partners, L.P. recognized an incentive fee of $38,919.

    - Construction management fees of 5% of the cost of building and tenant improvements. For the six-months ended June 30, 1997 and the year ended December 31, 1996, construction management fees totaled $42,203 and $25,900, respectively, and are included in the cost of the property on the accompanying balance sheet and depreciated in accordance with the method described in Note 2.

    - The affiliate receives leasing commissions in amounts which vary depending upon the economic terms of the underlying leases and whether or not outside brokerage commissions are paid. There were no leasing commissions paid for the six-months ended June 30, 1997 and the year ended December 31, 1996.

    At June 30, 1997 and December 31, 1996, $55,172 and $22,446, respectively, in unpaid fees were due to the affiliate.

    St. Elmo's Partners, L.P. has engaged an affiliate of the operating general partner to perform property management and other services for St. Elmo's Partners, L.P. Pursuant to the management agreement between the parties, the affiliate receives the following fees:

    - A base annual management fee of 3% of the gross operating revenues received by St. Elmo's Partners, L.P, as defined in the agreement. For the six-months ended June 30, 1997 and the year ended December 31, 1996, $48,376 and $107,341, respectively, has been charged to expenses and is included in operating expenses.

      In addition, for each fiscal year beginning with August 1, 1994, St. Elmo's Partners, L.P. shall pay the affiliate an incentive fee equal to 10% of the amount by which operating profit, as defined in the agreement, for such fiscal year exceeds the operating profit hurdle with respect to such fiscal year,

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. RELATED PARTIES: (CONTINUED)
     but in no event shall the sum of the base annual management fee plus the incentive fee exceed 4% of the gross operating revenues for such fiscal year.

      If the operating profit for a fiscal year is less than the operating profit hurdle with respect to such fiscal year, the base annual management fee shall be reduced by an amount equal to 10% of such difference, but in no event shall the base annual management fee be less than 2% of gross operating revenues for such fiscal year.

    Operating profit hurdles are as follows:

                           FISCAL YEAR                                 OPERATING PROFIT
                         ENDING JULY 31,                                    HURDLE
                         ----------------                           ----------------------
   1996...........................................................       $  1,458,779
   1997...........................................................          1,514,181
   1998...........................................................          1,571,850

    - Construction management fees of 5% of the cost of building and tenant improvements. For the six-months ended June 30, 1997 and the year ended December 31, 1996, $21,103 and $16,169, respectively, of construction management fees were earned by the affiliate.

    At June 30, 1997 and December 31, 1996, $0 and $16,169, respectively, in unpaid fees were due to the affiliate.

4. MORTGAGE NOTE PAYABLE:

    Chi-Town Partners, L.P. has a note payable to a credit company. The loan is non-recourse to the partners and is collateralized by a first mortgage on Chi-Town Partners, L.P. real property and substantially all of the Chi-Town Partners, L.P. other assets. The loan was structured to include a $3,500,000 capital loan component as well as a $8,500,000 construction loan component. The maximum amount outstanding under this loan facility during 1996 was $11,794,994. The mortgage note payable is due on February 28, 2000, with two options to Chi-Town Partners, L.P. to extend the maturity date by one year upon payment of $24,000 per option. The options are conditional upon Chi-Town Partners, L.P. full performance of all loan conditions and requirements and a debt service coverage ratio of not less than 1.5 to 1 based on the then current capped interest rates. In addition, the mortgage note payable contains prepayment penalties during the first three years.

    Interest on the note is payable monthly in arrears. The interest rate is 3.75% above either the one, three or six month LIBOR rate which is periodically chosen by the Chi-Town Partners, L.P. The interest rate on the note is 9.53% at December 31, 1996 pursuant to a six-month LIBOR contract entered into by Chi-Town Partners, L.P. on August 29, 1996.

    Under the terms of the note monthly principal payments of $25,000 are required commencing the month following the earlier of (1) the funding of the maximum amount of the loan, (2) the substantial completion of the property's renovation or (3) the second anniversary of the loan. The renovation was

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. MORTGAGE NOTE PAYABLE: (CONTINUED)
deemed to be substantially complete prior to December 31, 1995; monthly principal payments commenced in January 1996. Accordingly, mandatory principal payments under the note are as follows:

YEAR                                                                                AMOUNT
- -------------------------------------------------------------------------------  -------------
1997...........................................................................  $     300,000
1998...........................................................................        300,000
1999...........................................................................        300,000
2000...........................................................................     10,719,994
                                                                                 -------------
Total..........................................................................  $  11,619,994
                                                                                 -------------
                                                                                 -------------

    St. Elmo's Partners, L.P. has a non-recourse note payable to a bank which is collateralized by a first mortgage on St. Elmo's Partners, L.P. real property as well as a collateral interest in substantially all of St. Elmo's Partners, L.P. other assets. Quarterly principal reductions of $20,000 are required and the loan has a final maturity date of April 15, 2000. Mandatory principal payments under this note are as follows:

YEAR                                                                                 AMOUNT
- --------------------------------------------------------------------------------  ------------
1997............................................................................  $     80,000
1998............................................................................        80,000
1999............................................................................        80,000
2000............................................................................     3,640,000
                                                                                  ------------
                                                                                  $  3,880,000
                                                                                  ------------
                                                                                  ------------

    Interest on the note is payable monthly in arrears. Under the terms of the note, St. Elmo's Partners, L.P. has two interest rate options. St. Elmo's Partners, L.P. can elect that the entire principal balance or any portion thereof in excess of $1,000,000 bear interest at LIBOR plus three percent for specified periods up to one year ("LIBOR Advance"). Any outstanding balance of the loan which is not a LIBOR Advance bears interest at the greater of the Bank's prime rate plus one and one-quarter percent or the Federal Funds rate plus one-half of one percent. The LIBOR Advance in effect at December 31, 1996 was for a period of 30 days and expired on January 2, 1997. The interest rate on the note was 8.5625% at December 31, 1996.

5. OPERATING LEASES:

    The Partnerships lease space to tenants under noncancelable operating leases with terms of up to 10 years. The Partnerships perform credit evaluations of their lessees and generally do not require collateral

CHI-TOWN PARTNERS, L.P. AND
ST. ELMO'S PARTNERS, L.P.
(DELAWARE LIMITED PARTNERSHIPS)

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. OPERATING LEASES: (CONTINUED)
other than security deposits for most tenants. Minimum future rentals expected to be received under noncancelable leases over the next five years are as follows:

                                    YEAR ENDING
                                    DECEMBER 31,                                         AMOUNT
                                   -------------                                      ------------
   1997.............................................................................  $  1,101,044
   1998.............................................................................     1,111,516
   1999.............................................................................       975,262
   2000.............................................................................       694,562
   2001.............................................................................       463,447

    The above amounts do not include any percentage rents or additional rent from leases which provide for pass-through of operating expenses or escalations based upon increases in the consumer price index.

6. EMPLOYEE BENEFIT PLANS:

    Certain employees of Chi-Town Partners, L.P. are covered by union-sponsored, collectively bargained, multi-employer pension and healthcare benefit plans. Contributions and cost are determined in accordance with the provisions of negotiated labor contracts or terms of the plans. Pension expense for these plans was $56,401 and $106,964 and healthcare expense was $141,690 and $365,520, respectively, for the six-months ended June 30, 1997 and the year ended December 31, 1996.

7. CONTINGENCIES:

    The Partnerships are party to certain legal actions arising in the ordinary course of business. The Partnerships believe that the ultimate disposition of these matters will not have a material effect on their combined financial position or combined results of operations.

8. SUBSEQUENT EVENT:

    During July 1997, the Partnerships sold their hotels to CapStar Hotel
Company.